Exhibit 5.1

9 October 2018	Our Ref: JT/WL/S7253-H15236

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

36/F, The Centrium, 60 Wyndham Street,

Hong Kong

Dear Sirs

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

We have acted as British Virgin Islands legal advisers to STUDIO CITY INTERNATIONAL HOLDINGS LIMITED (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, relating to the offering (the “Offering”) by the Company of American Depositary Shares representing the Company’s Class A Shares (as defined below). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are British Virgin Islands Lawyers and express no opinion as to any laws other than the laws of the British Virgin Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the British Virgin Islands, we give the following opinions in relation to the matters set out below.

1.

The Company is a company duly incorporated under the International Business Companies Act, 1984 and has been re-registered under the BVI Business Companies Act, 2004 (as amended) (the “BVI BCA”). Based solely on the Certificate of Good Standing referred to in Schedule 1, the Company is in good standing under the laws of the British Virgin Islands.

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2.

Prior to the Offering but following the date of this opinion, the Company proposes to transfer by way of continuation as an exempted company with limited liability under the laws of the Cayman Islands (the “Continuation”) and the Continuation has been duly authorised and is permitted under the laws of the British Virgin Islands.

3.

Upon the registration of the Amended and Restated Memorandum and Articles by the Registrar of Corporate Affairs in the British Virgin Islands (such Amended and Restated Memorandum and Articles having been approved pursuant to the Resolutions), the Company shall be authorised to issue a maximum of 2,000,000,000 shares divided into two classes consisting of 1,927,488,240 Class A Ordinary Shares of par value US$0.0001 each and 72,511,760 Class B Ordinary Shares of par value US$0.0001 each. Based solely on the Resolutions (as defined in Schedule 1), following the Continuation and the adoption by the Company thereafter of an amended and restated memorandum and articles of association that comply with the requirements of the Companies Law as they relate to an exempted company and that are proposed to be effective upon the completion of the Continuation, the authorised share capital of the Company will be US$200,000 divided into 2,000,000,000 shares comprising of (i) 1,927,488,240 Class A Ordinary Shares of a par value of US$0.0001 each (“Class A Shares”) and (ii) 72,511,760 Class B Ordinary Shares of a par value of US$0.0001 each.

4.

The issue and allotment of the Class A Shares pursuant to the Registration Statement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Class A Shares to be issued by the Company will be validly issued, allotted and fully paid, and there will be no further obligation on the holder of any of the Class A Shares to make any further payment to the Company in respect of such Class A Shares.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

/s/ Walkers

WALKERS

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 2 August 2000, Certificate of Change of Name dated 17 January 2012, the current Memorandum and Articles of Association, in each case of the Company, copies of which have been obtained by us from the Registry of Corporate Affairs in the British Virgin Islands.

2.

Copies of the Register of Members and Register of Directors of the Company, provided to us by the Company (the documents in this paragraph 2 and paragraph 1 immediately above, together the “Company Records”)

3.

The copy of the unregistered Amended and Restated Memorandum and Articles of Association on the Company in the form approved pursuant to the Resolutions (“Amended and Restated Memorandum and Articles”).

4.	A copy of a Certificate of Good Standing dated 29 August 2018 in respect of the Company issued by the Registrar of Corporate Affairs in the British Virgin Islands (the “Certificate of Good Standing”).

5.

A copy of executed written resolutions of the Board of Directors of the Company dated 6 September 2018, and a copy of executed written resolutions of the shareholders of the Company dated 6 September 2018 (the “Resolutions”).

6.

A copy of draft minutes of a meeting of the Pricing Committee of the Board of Directors of the Company (the “Pricing Committee”) setting out resolutions intended to be passed by the Pricing Committee prior to the sale and issuance of American Depositary Shares representing the Company’s Class A Shares as described in the Registration Statement (the “Pricing Committee Resolutions”).

7.	The Registration Statement.

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SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

3.	The Resolutions remain in full force and effect and have not been revoked or varied.

4.	The Amended and Restated Memorandum and Articles will be registered by the Registrar of Corporate Affairs in the British Virgin Islands and shall take effect prior to the Continuation.

5.

The Pricing Committee Resolutions, substantially in the form we have reviewed, will be validly passed and approved by the Pricing Committee prior to the sale and issuance of American Depositary Shares representing the Company’s Class A Shares as described in the Registration Statement.

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SCHEDULE 3

QUALIFICATIONS

1.	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registrar.

9 October 2018	Our Ref: JT/WL/S7253-H15236

Studio City International Holdings Limited

36/F, The Centrium, 60 Wyndham Street,

Hong Kong

Dear Sirs

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

We have acted as Cayman Islands legal advisers to Studio City International Holdings Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, relating to the offering by the Company of American Depositary Shares representing the Company’s Class A Shares (as defined below). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

Following the date of this opinion, the Company proposes to discontinue from the British Virgin Islands (where it is currently incorporated) and register by way of continuation as an exempted company with limited liability under the laws of the Cayman Islands (the “Continuation”). Subject to the satisfaction by the Company of all necessary requirements under the Companies Law (2018 Revision) of the Cayman Islands (as amended) (the “Companies Law”):

(a)	the Continuation is permitted under Cayman Islands law; and

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(b)

upon the issuance of a Certificate of Registration By Way of Continuation by the Registrar of Companies in the Cayman Islands, the Company will be an exempted company registered by way of continuation with limited liability, validly existing under the laws of the Cayman Islands.

2.

From the time the Amended and Restated Memorandum and Articles (defined in Schedule 1) become effective, the authorised share capital of the Company will be US$200,000 divided into 2,000,000,000 shares comprising of (i) 1,927,488,240 Class A Ordinary Shares of a par value of US$0.0001 each (“Class A Shares”) and (ii) 72,511,760 Class B Ordinary Shares of a par value of US$0.0001 each.

3.

The issue and allotment of the Class A Shares as contemplated by the Registration Statement has been duly authorised. When allotted, issued and fully paid for in accordance with the Resolutions (as defined in Schedule 1) and the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Class A Shares to be issued by the Company will be validly issued, allotted and fully paid, and there will be no further obligation on the holder of any of the Class A Shares to make any further payment to the Company in respect of such Class A Shares.

4.

The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects. Such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers

WALKERS

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

Draft Amended and Restated Memorandum and Articles of Association in the form approved pursuant to the Resolutions proposed to be adopted and become effective upon the Continuation (the “Amended and Restated Memorandum and Articles”).

2.

A copy of executed written resolutions of the Board of Directors of the Company dated 6 September 2018, and a copy of executed written resolutions of the shareholders of the Company dated 6 September 2018 (the “Resolutions”).

3.

A copy of draft minutes of a meeting of the Pricing Committee of the Board of Directors of the Company (the “Pricing Committee”) setting out resolutions intended to be passed by the Pricing Committee prior to the sale and issuance of American Depositary Shares representing the Company’s Class A Shares as described in the Registration Statement (the “Pricing Committee Resolutions”).

4.	The Registration Statement.

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SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Amended and Restated Memorandum and Articles will be validly adopted by a special resolution of the Company and will become effective upon the Continuation.

3.	The Resolutions:

(a)

have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director, or by and on behalf of each member in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed;

(b)	have been adopted in accordance with the Company’s memorandum and articles of association in force as at the date hereof and all relevant laws of the British Virgin Islands; and

(c)	remain in full force and effect and have not been revoked or varied.

4.	There is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

5.

The Continuation has been duly authorised as a matter of British Virgin Islands law and in accordance with the Company’s current memorandum and articles of association and will be carried out as contemplated by the Resolutions.

6.

The Pricing Committee Resolutions, substantially in the form we have reviewed, will be validly passed and approved by the Pricing Committee prior to the sale and issuance of American Depositary Shares representing the Company’s Class A Shares as described in the Registration Statement.